SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /_/
Filed by a Party other than the Registrant /X/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as premitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  Conversion Technologies International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Merrill Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required.
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       _________________________________________________________________________

    2) Aggregate number of securities to which transaction applies:

       _________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    5) Total fee paid:

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/_/ Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by
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    the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule
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    4) Date filed:
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

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                            82 Bethany Road, Suite 6
                            Hazlet, New Jersey 07730

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Conversion Technologies International, Inc., a Delaware corporation (the "Company"), will be held at the Radisson Hotel, Newark Airport, 128 Frontage Road, Newark, New Jersey, on Monday, November 25, 1996, at 10:00 a.m. (local time) for the following purposes:

          1. to elect directors of the Company to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

          2. to ratify the selection of Ernst & Young LLP as auditors for the Company for the fiscal year ending June 30, 1997; and

          3. to transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on October 21, 1996, are entitled to notice of and to vote at the Meeting.


                                       By Order of the Board of Directors,
                                       Harvey Goldman
                                       Chairman of the Board, President
                                       and Chief Executive Officer

Hazlet, New Jersey
October 28, 1996


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                            82 Bethany Road, Suite 6
                            Hazlet, New Jersey 07730

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 25, 1996

     This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Conversion Technologies International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") of the Company, to be held on Monday, November 25, 1996, at 10:00 a.m. (local time) at the Radisson Hotel, Newark Airport, 128 Frontage Road, Newark, New Jersey, and at any adjournments thereof.

                             SOLICITATION OF PROXIES

     All shares represented by duly executed proxies in the form enclosed herewith that are received by the Company prior to the Meeting will be voted at the Meeting as instructed in such proxies. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominees, and there are also boxes to vote for or against or to abstain on each proposal described in this Proxy Statement. If no instructions are given, the persons named in the accompanying proxy intend to vote FOR the eight nominees named herein as directors of the Company and FOR each proposal described in this Proxy Statement.

     A stockholder may revoke a previously executed proxy at any time prior to its exercise by (i) delivering a later-dated proxy, (ii) giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person. If a stockholder does not intend to attend the Meeting, any proxy or notice should be returned to the Company for receipt by the Company not later than the close of business on Friday, November 22, 1996.

     A copy of the Annual Report on Form 10-KSB of the Company containing financial statements for the fiscal year ended June 30, 1996 (sometimes called "Fiscal Year 1996" in this Proxy Statement), is enclosed herewith. This Proxy Statement and the form of proxy enclosed herewith were first mailed to stockholders on or about October 28,

1996. The mailing address of the Company's principal executive offices is 82 Bethany Road, Suite 6, Hazlet, New Jersey 07730.

     The Board does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. If other matters properly come before the Meeting, however, the persons named in the accompanying proxy (each of whom is an officer of the Company) intend to vote thereon in accordance with their judgment.

                         RECORD DATE, OUTSTANDING VOTING
                          SECURITIES AND VOTES REQUIRED

     The Company's Common Stock, $.00025 par value (the "Common Stock"), is the only outstanding class of voting securities of the Company. The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on October 21, 1996 (the "Record Date"). As of the Record Date, 5,539,745 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share held at the Meeting. There are no cumulative voting rights.

     Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. The affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company and for the approval of each proposal described in this Proxy Statement. Broker non-votes will not be counted as present at the Meeting. Abstentions will be counted as present and, accordingly, will have the effect of a negative vote.

                              ELECTION OF DIRECTORS

     At the Meeting, eight persons will be elected to serve as directors until the Company's next Annual Meeting of Stockholders and until their successors have been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and By-laws. The following persons have been nominated and, if elected, have consented to serve as directors of the Company. All nominees are presently members of the Board. Information about each such nominee is set forth below.

     Harvey Goldman, 50, joined the Company in March 1994 as President and Chief Executive Officer and was elected Chairman of the Board in October 1994. From June 1991 through March 1994, Mr. Goldman served as Executive Vice President and as a director of Air & Water Technologies Corporation, a publicly held environmental technologies company (and successor to Research-Cottrell, Inc.), and as its Chief Financial Officer from June 1987 through June 1991. Prior to joining Research-Cottrell, Inc. in 1985, Mr. Goldman was a partner at Arthur Young & Co. (now Ernst & Young LLP), where he served as Director of Financial Consulting in New York City and

National Director of Environmental Consulting. Mr. Goldman received his B.A. from Duke University and his M.B.A. from Harvard Business School.

     Eckardt C. Beck, 53, has been a director of the Company since February 1995. Mr. Beck served as the Chairman and Chief Executive Officer of Air & Water Technologies Corporation from October 1987 through June 1994 and as a director from June 1990 through November 1994. Mr. Beck served as Chairman and Chief Executive Officer of other environmental technologies companies prior to 1987. Mr. Beck also served as the Assistant Administrator of the United States Environmental Protection Agency in charge of the national water and waste programs and as the Regional Administrator of EPA Region 2.

     Norman L. Christensen, Jr., Ph.D., 49, has been a director of the Company since June 1994 and is the Board of Directors' liaison to the Company's Scientific Advisory Board. Dr. Christensen is the Dean of the Nicholas School of the Environment at Duke University, a position he has held since its founding in July 1991. From January 1990 to July 1991, Dr. Christensen was Professor and Chair of Botany at Duke University. Dr. Christensen has held other academic positions and has served as an advisor to the USDA Forest Service, the National Science Foundation and NASA, and he is a Fellow of the American Association for the Advancement of Science and the National Association of Environmental Professionals.

     Scott A. Katzmann, 40, has been a director of the Company since October 1994. Mr. Katzmann is a Managing Director and the head of Capital Markets at Paramount Capital, Inc. Prior to joining Paramount Capital, Inc. in March 1993, Mr. Katzmann spent over 10 years with The First Boston Corporation, where he specialized in early stage venture capital financings, leveraged acquisition financings, investment partnerships, oil and gas transactions, expansion capital financings and project financings. Prior to that, he was an Investment Officer in the Investment Department of Aetna Life & Casualty, where he specialized in private placements.

     Peter H. Gardner, 30, was elected as a director of the Company in October 1995. Mr. Gardner is an Investment Officer at Technology Funding Inc., the Managing General Partner of two investment funds which are stockholders of and consultants to the Company. See "Security Ownership of Certain Beneficial Owners, Directors and Management" and "Certain Relationships and Related Transactions." Mr. Gardner joined Technology Funding Inc. in July 1994. Mr. Gardner held the position of Project Leader and Project Scientist at Roy F. Weston, Inc., an environmental engineering firm, from June 1990 through August 1993. During the period September 1993 through June 1995, Mr. Gardner earned an M.B.A. from the Anderson School at UCLA.

     Alexander P. Haig, 44, was appointed as a director of the Company in May 1996. Since February 1996, Mr. Haig has been President and Chief Operating Officer of Sky Station International, Inc., a telecommunications company. Mr. Haig has also served since 1988 as a principal and legal counsel to Worldwide Associates, Inc., a business adviser to both U.S. and foreign countries for marketing and sales activities. Prior to 1988, Mr. Haig was an attorney in private practice. Mr. Haig received his B.A. and J.D. from Georgetown University.

     Donald R. Kendall, Jr., 44, has been a director of the Company since June 1994. From May 1993 through the present, Mr. Kendall has served as the President of Cogen Technologies Capital Company, L.P., a power cogeneration company, the general partner of which is owned by an affiliate of Cogen Technologies, Inc., a privately-held corporation engaged in the business of, among other things, the development of cogeneration power plants. Also from May 1993 through the present, Mr. Kendall has served as the Chairman and Chief Executive Officer of Palmetto Partners, Ltd., a privately-held partnership engaged in the business of making investments, the general partner of which is also an affiliate of Cogen Technologies, Inc. From May 1992 to May 1993, Mr. Kendall was a Managing Director at CS First Boston Corporation. From February 1990 to May 1992, Mr. Kendall served as President of Kendall Capital Partners, L.P. Mr. Kendall is a director of Cogen Technologies, Inc.

     Irwin M. Rosenthal, 67, was appointed as a director of the Company in May 1996. Mr. Rosenthal is an attorney and since 1960 has specialized in securities law. He is currently a senior partner at Rubin Baum Levin Constant & Friedman. From January 1990 to November 1991, Mr. Rosenthal was a senior partner at Baer, Marks and Upham and prior thereto he was an attorney at various other law firms. Mr. Rosenthal serves as Secretary and as a director of Magar Inc., a private investment firm, of which he is a principal stockholder. He is also a director of Magna-Lab, Inc., a publicly-traded medical technology company, Symbollon Corporation, a publicly-traded chemical and medical technology company, Life Medical Sciences, Inc., a publicly-traded medical technology company, and Echocath, Inc., a publicly-traded medical technology company, and is a general partner of Alliance which is a partnership which invests in companies and may take on a management role in such companies.

                      MEETINGS OF THE BOARD AND COMMITTEES

     During the fiscal year ended June 30, 1996, the Board met seven times and acted by written consent in lieu of a meeting four times. Norman L. Christensen, Jr. attended less then 75% of the meetings of the Board held during Fiscal Year 1996. The Board of Directors has established three committees -- the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee generally has all of the powers of the Board of Directors, subject to limitations provided by the Delaware General Corporation Law, and was comprised of Mr. Goldman and Mr. Katzmann during Fiscal Year 1996. The Executive Committee was expanded in August 1996 to include Eckardt C. Beck and Peter H. Gardner. The Audit Committee was comprised of Mr. Kendall and Mr. Christensen until October 12, 1995 and Mr. Gardner and Mr. Katzmann for the balance of Fiscal Year 1996 through the present. The Audit Committee oversees the activities of the Company's independent auditors and reviews the Company's internal accounting procedures and controls. The Compensation Committee was comprised of Mr.

Goldman and Mr. Katzmann until October 12, 1995 and Mr. Gardner and Mr. Katzmann for the balance of Fiscal Year 1996 through the present. The Compensation Committee makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option and incentive plans. The Compensation Committee met three times during Fiscal Year 1996, the Executive Committee did not meet during Fiscal Year 1996 and the Audit Committee met one time during Fiscal Year 1996.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of September 30, 1996, by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock,
(ii) each of the Company's directors and nominees for director and the Named Executive Officers (as defined herein) and (iii) all directors and executive officers of the Company as a group.

                                               Number of Shares
Name of Beneficial Owner (1)                Beneficially Owned (2)  Percentage
----------------------------                ----------------------  ----------

Harvey Goldman (2)(3)......................        105,964             1.9%
Norman L. Christensen, Jr. (4).............          2,615              *
Eckardt C. Beck (5)........................         15,050              *
Scott A. Katzmann (2)(6)...................         36,829              *
Donald R. Kendall, Jr. (7).................        175,953             3.2
Peter H. Gardner (8).......................        324,653             5.9
Alexander P. Haig (9)......................          4,871              *
Irwin M. Rosenthal (10)....................              -              -
Perry A. Pappas (11).......................          8,931              *
Technology Funding Venture Partners V,
  An Aggressive Growth Fund, L.P.
  ("TFVP V") (12)..........................        324,653             5.9
All officers and directors as a group (10
  persons).................................        683,721             12.1

----------
*    Less than one percent.

(1) Unless otherwise indicated and subject to applicable community property laws, each stockholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such stockholder. Unless otherwise indicated, the address of each stockholder is c/o the Company, Bethany Crossing Office Center, 82 Bethany Road, Hazlet, New Jersey 07730.

(2) Includes 100,725 Escrow Shares (as defined herein) beneficially owned by Harvey Goldman and 12,179 Escrow Shares beneficially owned by Scott A. Katzmann.

(3) Includes currently exercisable warrants to purchase 5,239 shares of Common Stock. Excludes options to purchase 90,000 shares of Common Stock which are not exercisable within 60 days, 50,000 of which options are Escrow Options (as defined herein). Also excludes 80,000 shares of restricted Common Stock granted pursuant to the 1996 Employee Incentive Plan in October 1996, which vest in January 1998.

(4) Includes currently exercisable options to purchase 2,615 shares of Common Stock. Excludes options to purchase 5,121 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is Nicholas School of the Environment, Duke University, Box 90328, Durham, North Carolina 27708-0328.

(5) Includes currently exercisable options to purchase 1,217 shares of Common Stock. Excludes options to purchase 10,121 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is 6345 NW 26th Terrace, Boca Raton, Florida 33496.

(6) Includes currently exercisable options and warrants to purchase 24,650 shares of Common Stock. Excludes options to purchase 10,121 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is c/o Paramount Capital, Inc., 375 Park Avenue, Suite 1501, New York, New York 10152.

(7) Includes currently exercisable options and warrants to purchase 11,699 shares of Common Stock. Also includes 51,588 shares of Common Stock and warrants, exercisable within 60 days, to purchase an aggregate of 105,435 shares of Common Stock owned by Palmetto Partners Ltd., of which Mr. Kendall is Chairman and Chief Executive Officer. Excludes warrants to purchase an aggregate of 608 shares of Common Stock owned by Palmetto Partners, Ltd., which are not exercisable within 60 days. Mr. Kendall disclaims beneficial ownership of all securities of the Company owned by Palmetto Partners, Ltd., other than 30,000 shares of Common Stock issuable upon exercise of warrants held by Palmetto Partners, Ltd. in which Mr. Kendall has a pecuniary interest.. Excludes options to purchase 5,121 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is c/o Palmetto Partners, Ltd., 1600 Smith Street, 50th Floor, Houston, Texas 77002

(8) Includes shares beneficially owned by Technology Funding Partners III, L.P. ("TFP III") and TFVP V. Mr. Gardner is an Investment Officer at Technology Funding Inc., the Managing General Partner of TFP III and TFVP V. Mr. Gardner disclaims beneficial ownership of all securities of the Company owned by TFP III and TFVP V. Includes currently exercisable options to purchase 1,217 shares of Common Stock. Excludes options to purchase 10,121 shares of Common Stock which are not exercisable within 60 days. The address of such stockholder is c/o Technology Funding Inc., 2000 Alameda de las Pulgas, San Mateo, California 94403.

(9) Excludes options to purchase 5,121 shares of Common Stock which are not exercisable within 60 days.

(10) Excludes options to purchase 5,121 shares of Common Stock which are not exercisable within 60 days.

(11) Includes currently exercisable options to purchase 8,931 shares of Common Stock which are Escrow Options. Excludes options to purchase an additional 27,992 shares of Common Stock which are not exercisable within 60 days, 12,992 of which options are Escrow Options. Also excludes 10,000 shares of restricted Common Stock granted pursuant to the 1996 Employee Incentive Plan in October 1996, which vest in January 1998.

 (12) Includes (i) 207,547 shares of Common Stock, (ii) warrants, exercisable within 60 days, to purchase 35,024 shares of Common Stock, (iii) 69,180 shares of Common Stock held by TFP III and (iv) warrants, exercisable within 60 days, to purchase 11,685 shares of Common Stock. Includes currently exercisable options issued to Peter Gardner to purchase 1,217 shares of Common Stock. Excludes options issued to Peter Gardner to purchase 10,121 shares of Common Stock which are not exercisable within 60 days. Excludes warrants to purchase
(i) 16,860 shares of Common Stock held by TFVP V and (ii) 5,608 shares of Common Stock held by TFP III, in each case, which are not exercisable within 60 days.

                               EXECUTIVE OFFICERS

     The following table sets forth the executive officers of the Company. See "Election of Directors" for a description of the business experience of Mr. Goldman.

            Name           Age                   Position
            ----           ---                   --------
Harvey Goldman..........   50    Chairman, Chief Executive Officer and President
Robert Dejaiffe.........   59    Vice President - Technology
Perry A. Pappas.........   35    Vice President and General Counsel
Catherine Susan Kirby...   37    Vice President and Secretary
David L. Sanders........   62    Chief Accounting Officer

     Robert Dejaiffe is the Company's Vice President - Technology and has been Vice President and Technical Director of the Company's wholly-owned subsidiary, Dunkirk International Glass and Ceramics Corporation ("Dunkirk"), since joining Dunkirk in July 1992. His career started as an engineer with Corning Incorporated where he was responsible for the design and construction of several specialty glass furnaces. Mr. Dejaiffe then became Manager of Research and Development for the 48 Insulations Division of Foster Wheeler Corporation, where he developed a new electric furnace design and worked with high temperature industrial insulations using reduced glass. From 1981 to 1989, he was at Potters Industries as Manager of Advanced Technology and Manager of Process Development Engineering, and from October 1989 until joining the Company, he managed a research and testing facility at Penn State University. He holds several patents on glass composites, furnace accessories and refractory treatments. Mr. Dejaiffe received his B.S. in Ceramics Engineering from Penn State University and M.B.A. from Syracuse University.

     Perry A. Pappas is Vice President and General Counsel of the Company. Mr. Pappas joined the Company in September 1995. Prior to joining the Company, Mr. Pappas was an attorney with O'Sullivan Graev & Karabell, LLP, a New York law firm, where he specialized in venture capital and mergers and acquisitions. Prior to joining O'Sullivan Graev & Karabell, LLP in October 1989, Mr. Pappas was an attorney with the firm of Weil Gotshal & Manges. Mr. Pappas received his B.S. in Psychology and Master's degree in Labor and Industrial Relations from Michigan State University and his J.D. from the University of Michigan.

     Catherine Susan Kirby is Vice President and Secretary of the Company. Ms. Kirby has over 10 years of marketing experience, including the positions of Creative Services Manager and Account Executive with the public relations firm of Stern & Associates, where she worked from October 1987 to April 1990 and focused on new product introductions and product innovations. Ms. Kirby then worked on a consulting basis for various clients including divisions of AT&T, until joining the Company in March 1994. Ms. Kirby received her B.A. in Communications and Advertising and M.A. in Communications and Public Relations from Rowan College of New Jersey.

     David L. Sanders is the Company's Chief Accounting Officer. Mr. Sanders began working for the Company in October 1994 and held the position of Controller from April 1995 through October 1995. Mr. Sanders has held various financial positions, including Controller, for the Roy Jacobs Company, a Dallas, Texas distribution subsidiary of Grow Group, Inc. of New York, NY, Corporate Controller for Oxirane Corporation, a petrochemical manufacturing subsidiary of ARCO Chemical Company, Group Controller for BASF Chemicals U.S. and Division Controller for the textile manufacturing division of Johnson & Johnson. From the period January 1990 until joining the Company, Mr. Sanders worked as a consultant on various accounting and computer related projects. Mr. Sanders holds a B.A. from Columbia University.

                           OTHER SIGNIFICANT EMPLOYEES

     John G. Murchie is the Controller and Chief Administrative Officer of Dunkirk. Mr. Murchie joined Dunkirk in February 1994 as a consultant in accounting and became a full-time employee of Dunkirk in February 1995. From 1986 through February 1994, Mr. Murchie was the controller for a privately-held food products company. Mr. Murchie received his B.S. in Business Administration from Miami University of Ohio.

     Mark R. Geise is Project Manager at Dunkirk, and serves as a member of the product marketing team, specializing in technical applications. From February 1992 until joining Dunkirk in February 1993, Mr. Geise served as Director of Development for the City of Dunkirk, New York. Prior to that, Mr. Geise spent over four years with a housing and development agency in Buffalo, New York. Mr. Geise received his B.S. in Environmental Design and his M.S. in Urban Planning from the State University of New York at Buffalo.

     Ashvin Srivastava, Ph.D. is Director of Research at Dunkirk. Dr. Srivastava joined Dunkirk in August 1994. From February 1992 until September 1992, Dr. Srivastava worked in different capacities, including Vice President-Electronic Ceramics, with Crest Ultrasonics Corporation, a publicly held company based in Trenton, New Jersey. Dr. Srivastava held the position of Research Assistant at Penn State University from September 1987 until December 1992. From December 1992 until joining the Company, Dr. Srivastava was in India attending to personal affairs. Dr. Srivastava has also served as a member of the Advanced Technology Department for General Electric Company and Teaching Assistant at Alfred University. Dr. Srivastava received his Bachelors degree from the Institute of Technology, B.H.U., India, an M.S. in Ceramic Engineering from Alfred University and a Ph.D. in Solid State Science from Penn State University.

     Kimberly K. Lotter, Ph.D. joined Dunkirk in July 1995 as Laboratory Director. Dr. Lotter was an Assistant Professor at the State University of New York at Fredonia from August 1994 until joining Dunkirk. Prior to August 1994, Dr. Lotter was pursuing her graduate studies at the State University of New York at Buffalo and held various teaching and research positions. Dr. Lotter received her B.S. in Chemistry from the State University of New York at Fredonia and Ph.D. in Inorganic Chemistry from the State University of New York at Buffalo.

     Andrew C. Cannon joined the Company in May 1995 as Product Marketing Specialist, focusing on telemarketing, generation of leads and direct sales. From February 1988 through June 1994, Mr. Cannon was employed with Air & Water Technologies Corporation, working in various sales and marketing capacities, including managing telemarketing efforts, developing lead tracking database systems and key account management. Mr. Cannon received his B.A. in Economics from St. Frances College in Loretto, Pennsylvania.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

     The Company has entered into employment agreements with Harvey Goldman, the Chairman, President and Chief Executive Officer of the Company, and Perry A. Pappas, Vice President and General Counsel of the Company. See "Executive Compensation - Employment Contracts and Employment Termination Agreements" below.

Consulting Agreements

     In April 1995, the Company entered into a Project Development Assistance Agreement (the "Paramount Assistance Agreement") with Paramount Capital, Inc. the placement agent for Series A Preferred Stock which was converted into Common Stock at the closing of the Company's initial public offering (the "IPO"). Pursuant to the Paramount Assistance Agreement, principals of Paramount having experience in foreign project development will, among other things, introduce the Company to potential strategic partners, assist in obtaining requisite regulatory approvals and otherwise facilitate project development activities. The Company agreed to pay to Paramount or its designees a success fee of $75,000 for completed projects and a fee of 7% on any funds invested in the Company by a foreign partner introduced by Paramount (together with warrants to purchase that number of shares of Common Stock of the Company as is equal to 5% of the amount invested divided by the Common Stock share purchase price, at an exercise price equal to 110% of such Common Stock purchase price). The term of the Paramount Assistance Agreement is one year, subject to renewal, cancelable by either party upon 30 days' prior written notice. Scott A. Katzman, a director of the Company, is a Managing Director of Paramount.

     In May 1995, the Company entered into a Consulting Agreement (the "TFI Consulting Agreement") with TFP III and TFVP V, which collectively hold 276,727 shares of Common Stock. Pursuant to the TFI Consulting Agreement, the consultants will, among other things, introduce the Company to strategic partners and potential customers, provide strategic marketing advice, identify complementary technologies with strategic synergies, and identify and assist in procuring appropriate media channels for the Company's products. As compensation for their services, the consultants received warrants which were amended as of the effective date of the IPO (the "Effective Date") to become warrants to purchase 69,177 shares of Common Stock, at an exercise price of $5.28 per share. Peter H. Gardner, a director of the Company, is an Investment Officer at Technology Funding Inc. ("TFI"), the Managing General Partner of TFP III and TFVP V, and serves as TFI's designee on the Board of Directors of the Company.

     In July 1995, the Company entered into a Project Development Assistance Agreement (the "TFI Assistance Agreement") with TFI. Pursuant to the TFI Assistance Agreement, certain designated principals of TFI will, among other things, assist the Company in project development efforts both in the United States and abroad by identifying potential strategic partners, assisting in obtaining regulatory approvals and providing regulatory guidance and otherwise facilitating project development activities. The Company will pay to TFI or its designees a success fee of $75,000 for completed projects and a fee of 7% on any funds invested in the Company by a strategic partner introduced by TFI (together with warrants to purchase that number of shares of Common Stock of the Company as is equal to 5% of the amount invested divided by the Common Stock share purchase price, at an exercise price equal to 110% of such purchase price).

The term of the TFI Assistance Agreement is one year, subject to renewal, cancelable by either party upon 30 days' prior written notice.

     In July 1995, the Company entered into a Consulting Agreement with Palmetto Partners, Ltd. ("Palmetto"), a stockholder of the Company and an affiliate of Donald Kendall, a director and stockholder of the Company. Pursuant to the Consulting Agreement, Palmetto, among other things, will provide assistance in identifying and developing project finance opportunities for new facilities in the United States and abroad, present the Company's products to certain affiliates and provide product testimonials. Pursuant to the Consulting Agreement, Palmetto received warrants to purchase an aggregate of 1,217 shares of Common Stock subject to vesting over a three-year period. The price of such warrants was amended, effective as of the Effective Date, to be $5.28 per share.

     In March 1995, the Company entered into a Consulting Agreement with Eckardt
C. Beck, a director and stockholder of the Company, pursuant to which Mr. Beck receives $1,000 per month for his services and is eligible to receive additional compensation on a project basis if approved by the Company. The Consulting Agreement expires in March 1997.

     In September, October and November 1995, the Company borrowed an aggregate of $650,000 from stockholders of the Company or their affiliates for working capital. Of such amount, an aggregate of $250,000 was provided by TFP III and TFVP V, $200,000 was provided by Palmetto and an aggregate of $200,000 was provided by the Aries Domestic Fund L.P. and the Aries Trust, two funds in which Lindsay Rosenwald, the Chairman of Paramount, is the sole stockholder and President of the general partner and investment manager, respectively. The principal amount of such loans was exchanged at the closing of the 1995 Bridge Financing for $650,000 principal amount of new notes and warrants to purchase 325,000 shares of Common Stock (which warrants were exchanged automatically on the closing of the IPO for Redeemable Class A Warrants to purchase 325,000 shares of Common Stock). Such warrants were registered for resale pursuant to the Registration Statement relating to the IPO. The notes received by such stockholders were repaid at the closing of the IPO.

     In December 1995, the Company completed a bridge financing, placed through the underwriter of the Company's IPO, of an aggregate of $2,225,000 principal amount of notes and 1,112,500 warrants in which it received net proceeds of approximately $1,849,750 (after expenses of such offering). The notes, together with interest at the rate of 10% per annum, were repaid upon the closing of the IPO. The warrants were exchanged automatically on the closing of the IPO for Redeemable Class A Warrants. Such warrants were registered for resale pursuant to the Registration Statement relating to the IPO.

     In March 1996, the Company borrowed an aggregate of $200,000 pursuant to promissory notes bearing interest at the rate of 10% per annum, payable on the earlier of the closing of the IPO and September 1996. Of such amount, Dr. Rosenwald provided $150,000, Scott Katzmann provided $18,750 and Harvey Goldman provided $12,500. Such notes were repaid at the closing of the IPO.

     In May 1996, the Company borrowed $200,000 from Dr. Rosenwald pursuant to promissory notes bearing interest at the rate of 10% per annum, which were repaid at the closing of the IPO.

Indemnification of Former Officer; Non-Compete

     In December 1995, the Company agreed to indemnify and hold harmless Gerald Balcar, a founder of Dunkirk, a former officer of Dunkirk and the Company and a principal stockholder of the Company, with respect to guarantees made by Mr. Balcar and his wife of obligations of Dunkirk. Mr. Balcar has agreed not to compete with the Company for a two-year period ending August 31, 1997.

Issuances of Securities to Executive Officers and Directors

     From the period from inception (June 23, 1993) to December 1995, the Company granted options to purchase an aggregate of 48,891 shares of Common Stock to executive officers and directors of the Company with exercise prices ranging from $13.55 to $20.53 per share. Such options were repriced as of the Effective Date at $4.40 per share.

     In April 1996, the Company issued non-qualified stock options outside of the Employee Stock Option Plan, all of which are Escrow Options, to Mr. Goldman, to purchase 50,000 shares of Common Stock. Such options have an exercise price of $4.40 per share and vest ratably over three years on an annual basis.

     On July 1, 1996, each director received an option to purchase 121 shares of Common Stock pursuant to an automatic grant under the Company's Stock Option Plan for Non-Employee Directors. Such options have an exercise price of $5.00 per share and vest one year from the date of grant.

     On October 11, 1996, Mr. Goldman and Mr. Pappas purchased 80,000 and 10,000 shares, respectively, of Common Stock for a purchase price of $.00025 per share, pursuant to restricted stock grant awards under the 1996 Employee Incentive Plan. Such shares vest in January 1998.

     On October 15, 1996 the Board of Directors granted options to its non-employee directors pursuant to the Stock Option Plan for Non-Employee Directors to purchase an aggregate of 50,000 shares of Common Stock. Such options have an exercise price of $3.125 per share and vest one year from the date of grant.

Board Designee and Other TFI Covenants

     The Company, TFP III and TFVP V entered into a Series A Preferred Stock Purchase Agreement in May 1995. The agreement, as amended in December 1995, provides that the Company will (i) use its best efforts to nominate a designee of TFI to the Board of Directors and (ii) sell shares of stock and grant options to employees, officers, directors and consultants only pursuant to Board approved plans and agreements containing three-year vesting provisions (except in the case of sales of stock or grants of options to new employees where the Board determines otherwise for valid business reasons). Such covenants terminate upon the earlier of (a) May 1999 and (b) such time as TFP III and TFVP V cease to hold approximately 18,270 shares of Common Stock in the aggregate.

     The terms of the transactions described above were negotiated by the parties thereto, and the Company believes that such transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and any of its officers, directors, principal stockholders and affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of the Directors.

Escrow Securities

     In connection with the IPO, 740,559 shares of Common Stock (the "Escrow Shares") and 71,923 options to purchase Common Stock (the "Escrow Options" and, together with the Escrow Shares, the "Escrow Securities") were deposited into escrow by the holders thereof. The Escrow Shares include shares held by Harvey Goldman (100,725) and Scott A. Katzmann (12,179 shares). The Escrow Options include options held by Harvey Goldman (50,000) and Perry Pappas (21,923). The Escrow Securities are not assignable or transferable. The holders thereof have the power to vote the Escrow Shares while such shares are held in escrow. Holders of any options in escrow may exercise their options prior to their release from escrow; however, the shares issuable upon any such exercise will continue to be held in escrow as Escrow Shares. The Escrow Securities will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions is/are met:

     (a) the Company's net income before provision for income taxes and exclusive of any extraordinary earnings or charges which would result from the release of the Escrow Securities (all as audited by the Company's independent public accountants) (the "Minimum Pretax Income") amounts to at least $4.7 million for the fiscal year ending June 30, 1998;

     (b) the Minimum Pretax Income amounts to at least $7.0 million for the fiscal year ending June 30, 1999;

     (c) the Minimum Pretax Income amounts to at least $9.3 million for the fiscal year ending June 30, 2000;

     (d) the Closing Price (as defined) of the Company's Common Stock averages in excess of $11.25 per share for 60 consecutive business days during the 18-month period commencing on the Effective Date;

     (e) the Closing Price of the Company's Common Stock averages in excess of $15.00 per share for 60 consecutive business days during the 18-month period commencing 18 months from the Effective Date; or

     (f) during the periods specified in (d) or (e) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (d) or (e), respectively, equals or exceeds the applicable levels set forth in (d) or (e), respectively.

     The Minimum Pretax Income amounts set forth above shall (i) be calculated exclusive of any extraordinary earnings or any charges to income resulting from release of the Escrow Securities and (ii) be increased proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after completion of the IPO. The Closing Price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events.

     Any money, securities, rights or property distributed in respect of the Escrow Securities, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Securities. If none of the applicable Minimum Pretax Income or Closing Price levels set forth above have been met by October 15, 2000, the Escrow Securities, as well as any dividends or other distributions made with respect thereto, will be canceled and contributed to the capital of the Company. The Company expects that the release of any Escrow Securities to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period(s) during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total stockholders' equity, it may have a negative effect on the market price of the Company's securities.

     The Minimum Pretax Income and Closing Price levels set forth above were determined by negotiation between the Company and the underwriter of the IPO and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table sets forth a summary of the compensation earned by Harvey Goldman, the Company's Chairman, President and Chief Executive Officer, and Perry A. Pappas, the Company's Vice President and General Counsel (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company during the Company's fiscal years ended June 30, 1995 and 1996. No other executive officer of the Company received salary and bonus compensation in excess of $100,000 during Fiscal Year 1996.

                               Annual Compensation

                                                                            Long-Term
                                                                           Compensation
                                                                              Awards
                                                                            Securities
Name and Principal                                       Other Annual       Underlying          All Other
     Position         Year    Salary ($)   Bonus ($)   Compensation ($)  Options/SARs (#)    Compensation ($)
     --------         ----    ----------   ---------   ----------------  ----------------    ----------------

Harvey Goldman        1995     $180,000       --             --                --                  --
Chairman of the       1996     $180,000       --             --             50,000 (1)             --
Board, President
and Chief
Executive Officer

Perry A. Pappas       1996     $104,167       --             --             21,923 (3)             --
Vice President and
General Counsel (2)

----------
(1) Non-qualified options to purchase Common Stock issued outside of the Company's Employee Stock Option Plan. Such options have an exercise price of $4.40 per share and vest over three years. All of such options are Escrow Options.

(2) Mr. Pappas joined the Company on September 1, 1995. Mr. Pappas' current annual salary is $125,000.

(3) Incentive Stock Options to purchase Common Stock issued pursuant to the Employee Stock Option Plan. Such options have an exercise price of $4.40 per share and vest over three years. All of such options are Escrow Options.

Option Grants in Fiscal Year 1996

     The following table sets forth the number of individual stock option grants made to each Named Executive Officer during Fiscal Year 1996.

                                Individual Grants

                    Number of     Percent of Total
                   Securities       Options/SARs
                   Underlying        Granted to     Exercise or
                  Options/SARs      Employees in     Base Price
     Name        Granted (#)(1)    Fiscal Year (2)     ($/sh)    Expiration Date
     ----        --------------    ---------------     ------    ---------------

Harvey Goldman     50,000 (3)           56.5%          $4.40         5/16/03

Perry A. Pappas     7,307 (4)            8.2%          $4.40         9/01/02
                   14,616 (4)           16.5%          $4.40         9/19/02

----------
(1) All options vest in three equal annual installments, and have a term of 7 years.
(2) The Company granted options to purchase an aggregate of 88,424 shares of Common Stock during fiscal year 1996.
(3) Non-qualified Options granted outside of the Company's Employee Stock Option Plan.
(4) Incentive Stock Options granted pursuant to Company's Employee Stock Option Plan.

None of the Named Executive Officers exercised options in Fiscal Year 1996. As of the end of Fiscal Year 1996, none of the options held by the Named Executive Officers were in-the-money.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee makes recommendations to the full Board with respect to compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option and incentive plans. The Compensation Committee is comprised of Messrs. Gardner and Katzmann. Neither Mr. Gardner nor Mr. Katzmann is an officer or employee of the Company or any of its subsidiaries.

Compensation Committee Report on Executive Compensation

     The Company's compensation program requires that a substantial portion of any executive's compensation (including that of the Chief Executive Officer) be in the form of incentive compensation. In addition, the Company believes that tying an employee's compensation to stock performance enables the Company to align employee interests more closely with those of its stockholders.

     To implement these policies, the Company's executive compensation program consists of two main elements: (i) annual compensation, consisting of base salary and benefits; and (ii) long-term incentives that provide a financial opportunity through stock options or stock grants. Each component of compensation has an integral role in the total executive compensation program.

     The base salary component of annual compensation is based on competitive salaries earned by executives with similar experience in companies similar in size to the Company. Increases in base salary will be the direct result of individual achievements within a fiscal year.

     Long-term incentive compensation, rather than reflecting a single year's results, is intended to focus management's attention on the Company's future. The Compensation Committee believes strongly that executive pay should relate directly to Company performance. Long-term incentives are intended to provide financial opportunities for executives based on the Company's performance over a number of years.

     Long-term incentive compensation is achieved through grants of stock options, which may be either incentive stock options ("ISOs") or stock options that are non-qualified for Federal income tax purposes ("NQSOs") under the Company's 1994 Employee Stock Option Plan. Options provide executives with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's stock. Under the Employee Stock Option Plan, the exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock at the time of grant and the exercise price of NQSOs is determined by the Compensation Committee at the time such option is granted, except that the exercise price of NQSOs issued pursuant to the Employee Stock Option Plan may not be less than 85% of the fair market value of the Common Stock at the time of grant. Options granted under the Employee Stock Option Plan typically vest in equal installments over a three-year period. These features result in (i) enhancing the Company's ability to retain, for an extended period of time, those individuals who are key to the creation of stockholder value and (ii) ensuring that executives gain when stockholders gain through appreciation in the market price of the Company's Common Stock.

     Long-term incentive compensation is also achieved through the Company's 1996 Long-term Employee Incentive Plan (the "1996 Employee Incentive Plan"), which allows participants to receive restricted stock grants and other incentive compensation. Executive officers and employees are eligible to participate in the 1996 Employee Incentive Plan. Awards under the plan have typically been subject to vesting over at least a 12-month period.

                                       Peter H. Gardner
                                       Scott A. Katzmann

Compensation of Directors

     Directors who are full-time employees of the Company receive no additional compensation for services rendered as members of the Board or committees thereof. Directors who are not full-time employees of the Company receive reimbursement of out-of-pocket expenses for attendance at Board meetings. The Company maintains a Stock Option Plan for Non-Employee Directors, pursuant to which options to purchase an aggregate of 1,217 shares of Common Stock were issued during Fiscal Year 1996. Such options vest one year from the date of grant and have an exercise price of $4.40 per share.

     On July 1, 1996, each director received an option to purchase 121 shares of Common Stock pursuant to an automatic grant under the Company's Stock Option Plan for Non-Employee Directors. Such options have an exercise price of $5.00 per share and vest one year from the date of grant.

     On October 15, 1996 the Board of Directors granted options to its non-employee directors pursuant to the Stock Option Plan for Non-Employee Directors to purchase an aggregate of 50,000 shares of Common Stock. Such options have an exercise price of $3.125 per share and vest one year from the date of grant.

          Employment Contracts and Employment Termination Arrangements

     Harvey Goldman is employed with the Company under a four-year employment agreement, which contains a one-year renewal option, effective as of March 1, 1994. Under the terms of the employment agreement, which includes confidentiality and non-competition provisions, Mr. Goldman receives an annual salary of $180,000, subject to increase at the discretion of the Board of Directors. Pursuant to the employment agreement, Mr. Goldman was issued 27,194 shares of Common Stock at a price of $.002 per share as additional compensation. Under the employment agreement, Mr. Goldman is eligible to receive an annual bonus at the discretion of the Compensation Committee. Either the Company or Mr. Goldman may terminate the employment agreement at any time by providing written notice to the other party. If the termination is initiated by the Company without cause, Mr. Goldman is entitled to receive a one-time severance payment equal to three times his then effective base salary.

     Perry A. Pappas is employed with the Company under a three-year employment agreement which contains a one-year renewal option, effective as of September 1, 1995. Under the terms of the employment agreement, which includes confidentiality and non-competition provisions, Mr. Pappas receives an annual salary of $125,000, subject to increase at the discretion of the Board of Directors. In addition, pursuant to the agreement Mr. Pappas was issued options to purchase 7,307 shares of Common Stock, which options have an exercise price of $4.40 per share. Mr. Pappas is also entitled to receive performance bonuses upon recommendation of the President and approval by the Board of

Directors. The employment agreement permits either Mr. Pappas or the Company to terminate the employment agreement by providing written notice to the other party. If the termination is initiated by the Company without cause, Mr. Pappas is entitled to receive a one-time severance payment equal to his base salary and continuation of benefits for a period of one year.

Stock Option Plans

Employee Stock Option Plan

     In June 1994, the Board of Directors adopted, and in April 1995 the stockholders of the Company approved, the Company's 1994 Employee Stock Option Plan (the "Employee Stock Option Plan"). The Employee Stock Option Plan provides for the grant to consultants, officers and employees of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, and stock options that are non-qualified for Federal income tax purposes. Effective upon the closing of the IPO, the total number of shares which may be issued upon exercise of options granted pursuant to the Employee Stock Option Plan was increased from 79,170 shares to 440,000 shares pursuant to an amendment to the Employee Stock Option Plan adopted by the Board and approved by the holders of a majority of the outstanding voting capital stock of the Company in November 1995.

     As of October 15, 1996, the Company had options to purchase an aggregate of 217,502 shares of Common Stock outstanding under the Employee Stock Option Plan, all of which have an exercise price of $4.40 per share.

     The Employee Stock Option Plan will terminate in June 2004, unless terminated earlier by the Board of Directors. The Compensation Committee administers the Employee Stock Option Plan and determines which of the Company's consultants, officers and employees will receive options, the time when options are granted, whether the options are incentive stock options or non-qualified stock options, the terms of such options, the exercise date of any options and the number of shares subject to options. Members of the Compensation Committee are not eligible to receive options under the Employee Stock Option Plan. Directors who are also employees are eligible to receive options under the Employee Stock Option Plan. Non-employee directors are not eligible to receive options under the Employee Stock Option Plan.

     The exercise price of incentive stock options granted under the Employee Stock Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant, and the term of any option may not exceed 10 years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant, and the term of such option may not exceed five years. The exercise price of a non-qualified stock option is determined by the Compensation Committee on the date the option is granted. However, in the case of options granted after the date of this Prospectus, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of the Common Stock at the time of grant. Subsequent to the date of the grant of a non-qualified stock option, the Compensation Committee may, at its discretion and with the consent of the optionee, establish a new price for such non-qualified stock option.

     Options granted under the Employee Stock Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during the term of his or her employment. Options granted under the Employee Stock Option Plan typically vest over a three-year period and expire after seven years.

Stock Option Plan for Non-Employee Directors

     In June 1994, the Board of Directors adopted, and in April 1995 the stockholders of the Company approved, the Company's 1994 Stock Option Plan for Non-Employee Directors (the "Stock Option Plan for Non-Employee Directors"). The purpose of the Stock Option Plan for Non-Employee Directors is to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of Common Stock. Effective upon the closing of the IPO, the total number of shares which may be issued upon exercise of options granted pursuant to the Stock Option Plan for Non-Employee Directors was increased from 24,360 shares to 70,400 shares pursuant to an amendment to the Stock Option Plan for Non-Employee Directors adopted by the Board and approved by the holders of a majority of the outstanding voting capital stock of the Company in November 1995.

     As of October 15, 1996, the Company had options to purchase an aggregate of 57,483 shares of Common Stock outstanding under the Stock Option Plan for Non-Employee Directors, all of which have an exercise price of $4.40 per share.

     The Stock Option Plan for Non-Employee Directors is administered by the Board of Directors. Subject to the terms of the Stock Option Plan for Non-Employee Directors, the Board of Directors has the sole authority to determine questions arising under, and to adopt rules for the administration of, the Stock Option Plan for Non-Employee Directors.

     Directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company (a "Non-Employee Director") are automatically participants in the Stock Option Plan for Non-Employee Directors.

     Pursuant to the Stock Option Plan for Non-Employee Directors, each eligible director automatically receives an option to purchase 121 shares of Common Stock on July 1 of each year. On October 15, 1996, the Board of Directors amended the Stock

Option Plan for Non-Employee Directors to provide that grants of options to eligible directors shall be on a discretionary, rather than automatic basis. The price of shares that may be purchased upon exercise of an option is the fair market value of the Common Stock on the date of grant, as evidenced by the average of the high and low sales prices of Common Stock on such date as reported on the Nasdaq SmallCap Market or the closing price, if applicable, or the average of the last bid and asked prices on the date of the grant as reported on the Nasdaq SmallCap Market. If there is no public trading market for such shares, the fair value of such shares shall be determined in good faith by the Board of Directors of the Company. The term of each option, except as discussed below, is for a period not exceeding ten years from the date of grant. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution. The Stock Option Plan for Non-Employee Directors may be terminated at any time by the Board of Directors, but such action will not affect options previously granted pursuant thereto.

     In the event of a Change in Control of the Company (as defined below), an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board of Directors. A Change in Control will be deemed to have occurred if (a) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or any sale of all, or substantially all, of the assets of the Company; (b) the stockholders approve any plan or proposal for the liquidation or dissolution of the Company; (c) any person or entity becomes the beneficial owner of 50% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the relevant Non-Employee Director's termination as a director of the Company.

1996 Long-Term Employee Incentive Plan

     The Board of Directors adopted the 1996 Long-Term Employee Incentive Plan (the "1996 Employee Incentive Plan") as of August 26, 1996. The purpose of the 1996 Employee Incentive Plan is to assist the Company and its subsidiaries in attracting and retaining individuals to serve as officers and key employees who will contribute to the success of the Company and its subsidiaries and to provide incentives to such individuals to achieve long-term objectives which will inure to the benefit of all stockholders of the Company.

     The 1996 Employee Incentive Plan became effective on August 26, 1996. No awards may be granted under the 1996 Employee Incentive Plan after August 26, 2006. The Board may at any time terminate or amend the 1996 Employee Incentive Plan. No such termination or amendment may adversely affect any outstanding awards under the 1996 Employee Incentive Plan without the consent of the holder of such award.

     The 1996 Employee Incentive Plan is administered by the Compensation Committee. Consistent with the terms of the 1996 Employee Incentive Plan, the Compensation Committee determines which of the Company's officers and employees will be granted awards under the Plan and the terms, conditions and restrictions of such awards.

     The capital stock with respect to which awards may be granted are shares of authorized but unissued Common Stock. The aggregate number of shares of Common Stock which may be issued under the 1996 Employee Incentive Plan may not exceed 200,000. Shares of Common Stock issuable pursuant to the 1996 Employee Incentive Plan which have been forfeited or otherwise surrendered are available for future grants. The Compensation Committee may grant awards under the 1996 Employee Incentive Plan to any person who is an officer or employee of the Company or any subsidiary at the time of such grant. Non-employee directors of the Company are not eligible to receive awards under the 1996 Employee Incentive Plan.

     The number of shares of Common Stock subject to, and price for, awards granted under the 1996 Employee Incentive Plan are determined in each case by the Compensation Committee and set forth in an Award Agreement (as defined in the 1996 Employee Incentive Plan) between the Company and the participant. Each Award Agreement also sets forth the terms and conditions of each award, as determined by the Compensation Committee.

     In the event of a Change in Control of the Company (as defined below), (a) any restriction periods and restrictions imposed on restricted shares awarded shall lapse; and (b) the target values attainable under all performance awards shall be deemed to have been fully earned as of the effective date of the Change in Control.

     A "Change of Control' means any of the events set forth below; provided, however, that the Compensation Committee, in its sole discretion, may specify a more restrictive definition of Change in Control in any Award Agreement, which shall apply to the award granted under such Award Agreement:

          (i) the acquisition in one or more transactions, other than from the Company, by any individual, entity or group (with in the meaning of Section 13
(d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities (as defined in the 1996 Employee

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Incentive Plan) in excess of 50% of the Company Voting Securities unless such acquisition has been approved by the Board; or

          (ii) any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (A) persons who were members of the Board on August 16, 1996, and (B) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on August 16, 1996, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (A) and /or (B) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board comprised of persons described in this clause
(A); or

          (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Shares (as defined in the 1996 Employee Incentive Plan) and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50%, respectively, of the then outstanding shares of Common Stock and the combined voting power of the then outstanding Company Voting Securities entitled to vote generally in the election of directors of the entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership of the Outstanding Shares and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

          (iv) approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all the assets of the Company.

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ending June 30, 1997. Ernst & Young LLP has served as the Company's auditors since 1994. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of Ernst & Young LLP, the Board may consider selection of other independent auditors, but no assurances can be made that the Board will do so or that any other independent auditors would be willing to serve. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to ratify the selection of auditors. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.


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              DISCLOSURE PURSUANT TO SECTION 16 OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who are beneficial owners of ten percent or more of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Such officers, directors and beneficial owners are required by applicable regulations to provide to the Company copies of all forms they file under Section 16(a).

     Based solely upon a review of the copies of forms furnished to the Company, and written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 1996, all filing requirements applicable to its officers, directors and ten percent beneficial owners were complied with.

                              STOCKHOLDER PROPOSALS

     It is presently contemplated that the 1997 Annual Meeting of Stockholders will be held on or about November 1, 1997. Proposals by stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than June 30, 1997. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                            EXPENSES AND SOLICITATION

     The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of Common Stock, and the Company will reimburse them for their expenses.

     The Company will provide without charge to each person being solicited by this Proxy Statement, upon written request, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, filed with the Securities and Exchange Commission. All such requests should be directed to Perry A. Pappas, Conversion Technologies International, Inc., 82 Bethany Road, Suite 6, Hazlet, New Jersey 07730.


                                       By Order of the Board of Directors
                                       Harvey Goldman
                                       Chairman of the Board,
                                       Chief Executive Officer and President

Hazlet, New Jersey
October 28, 1996